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                                                                     Exhibit 4.2


                              LOMAK PETROLEUM, INC.
                    1994 OUTSIDE DIRECTORS STOCK OPTION PLAN

SECTION 1.                 PURPOSE OF THE PLAN.

                  The purpose of this Lomak Petroleum, Inc. 1994 Stock Option Plan for Outside Directors (the "Plan") is to strengthen the ability of Lomak Petroleum, Inc. (the "Company") to attract and to retain the services of experienced and knowledgeable independent individuals as members of the Board of the Company, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to provide those individuals with an additional incentive to continue in their position, for the best interest of the Company and its stockholders. In furtherance of such purpose, Eligible Directors (as defined below) shall each receive 6,000 Stock Options per annum, subject to adjustment, for their service on the Board on each June 1 that they are serving as an Eligible Director, with the initial 6,000 Stock Option to be granted on June 1, 1994.

SECTION 2.                 DEFINITIONS.

                  (a) "Affiliates" shall mean (a) any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Common Stock" shall mean the Company's authorized common stock, par value $.01 per share, together with any other securities with respect to which Stock Options may become exercisable (subject to adjustment as provided in Section 6 of this Plan).

                  (e) "Company" shall mean Lomak Petroleum, Inc., a Delaware corporation, or any successor to the Company.

                  (f) "Date of Grant" shall mean the date on which Stock Options are granted to Eligible Directors, as provided in Section 3(a).

                  (g) "Eligible Director" shall mean those members of the Board who are not employees of the Company or any of its Affiliates. Persons serving as consultants to the Company shall qualify as Eligible Directors.

                  (h) "Exercise Price" shall mean the value per share of Common Stock that is equal to 100% of the Fair Market Value of a share of Common Stock on the last date preceding the Date of Grant on which sales of the Common Stock occurred on the Nasdaq Stock Market-National Market System ("Nasdaq") or other primary market or exchange on which the Common Stock is traded.

                  (i) "Fair Market Value" shall mean the mean of the opening and closing prices of Common Stock reported on Nasdaq or other primary market or exchange on which the Common Stock is traded as of the date on which Fair Market Value is to be determined, provided that if no such sales were made on such date, such price as reported for the next preceding date on which such sales occurred.



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                  (j)      "Ineligible Directors" shall mean all members of the
Board who are employees of the Company or any of its Affiliates.

                  (k) "Plan" shall mean the Lomak Petroleum, Inc. 1994 Outside Directors Stock Option Plan, as the same may be amended from time to time.

                  (l) "Stock Option" shall mean an option to purchase Common Stock granted pursuant to Section 3(a) of this Plan. No Stock Option shall be an "incentive stock option" (as defined in Section 422A of the Code).

SECTION 3.                 SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

                  (a) The Company shall automatically grant to each Eligible Director, on their in office each June 1 commencing June 1, 1994, a Stock Option for 6,000 shares of Common Stock. The maximum number of shares which may be issued under the Plan are 200,000 shares.

                  (b) A Stock Option shall be exercisable during an Eligible Director's lifetime only by him or by his guardian or legal representative. Once vested, Stock Options may be exercised at the Exercise Price at any time during the period beginning one year after the Date of Grant and ending five years after the Date of Grant, provided that 30% of the shares of Common Stock covered by any such Stock Option shall vest one year after such Date of Grant, an additional 30% of such shares shall vest two years after such Date of Grant, and all remaining shares covered by such Stock Option shall vest three years after such Date of Grant, provided further than no Stock Option shall be exercisable until stockholder approval as described in Section 9 is obtained. Notwithstanding the foregoing, if an Eligible Director ceases to be a member of the Board for any reason, any outstanding Stock Options held by that Eligible Director may be exercised only in accordance with, and in the periods described in, Section 8(d).

                  (c) The Exercise Price of a Stock Option shall be payable upon the exercise of the Stock Option in cash, by certified or cashier's check or, with the consent of the Ineligible Directors by assigning and delivering to the Company shares of Common Stock owned by the Eligible Director that have been held by the Eligible Director for at least six months prior to the date of exercise or, with the consent of the Ineligible Directors, a combination of cash and such shares. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at the Fair Market Value on the date of exercise. Exercise of a Stock Option shall not be effective until the Company has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate Exercise Price of the number of shares purchased. The Company shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Stock Option.

                  (d) The Ineligible Directors may, in their discretion, require an Eligible Director to pay to the Company at the time of exercise of a Stock Option or portion thereof the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of such exercise. Upon the exercise of a Stock Option requiring tax withholding, an Eligible Director may make a written request to have shares of Common Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such request shall be at the sole discretion of the Ineligible Directors, after the satisfaction of any additional requirements necessary to obtain such approval.

                  (e) Where the exercise of a Stock Option does not give rise to an obligation to withhold Federal, state or local income or other taxes on the date of exercise, the Company may, in its discretion, require an Eligible Director to place shares of Common Stock purchased under the Stock Option in escrow for the benefit of the Company until such time as Federal, state or local income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of an eligible Director as a result of the exercise of a Stock Option or the disposition of shares of Common Stock acquired pursuant thereto. At such later time, the Company in its discretion, may require an Eligible Director to pay to the Company the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Stock Option or the disposition of shares of Common Stock, in which case the shares of Common Stock shall be released from escrow to an Eligible Director. Alternatively, subject to approval by the Ineligible Directors, in their sole discretion, an Eligible Director may make a written request to have


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shares of Common Stock held in escrow applied toward the Company's obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Stock Option or the disposition of shares of Common Stock, based on the Fair Market Value of the shares on the date of the termination of the escrow arrangement. Upon application of such shares toward the Company's withholding obligation, any shares of Common Stock held in escrow and not, in the judgment of the Ineligible Directors, necessary to satisfy such obligation shall be released from escrow to the Director.

                  (f) No fractional shares shall be issued pursuant to the exercise of a Stock Option, and no payment shall be made in lieu of fractional shares.

                  (g) The Common Stock issued upon the exercise of Stock Options may be (i) authorized but not unissued shares of Common Stock, (ii) Common Stock then held in the treasury of the Company or (iii) issued and outstanding shares of Common Stock repurchased by the Company for such purpose.

SECTION 4.                 ADMINISTRATION OF THE PLAN.

                  (a) The Ineligible Directors shall administer the Plan and shall have such powers and authority as may be necessary for them to carry out their functions as described in the Plan. The Ineligible Directors shall have the authority and discretion to interpret the Plan and to make all other determinations necessary for Plan administration and to prescribe and amend any rules and regulations relating to the Plan, provided that the Ineligible Directors shall not have the discretion or authority to disregard or change any of the terms and conditions under which Stock Options are granted to Eligible Directors or may be exercised under the Plan. Grants of Stock Options shall be automatic as described in Section 3. All Ineligible Director interpretations, determinations and actions shall be final and binding on all parties.

                  (b) Stock Options shall be evidenced by a written instrument in such form as the Ineligible Directors shall approve and shall not include any terms and conditions that are inconsistent with the provisions of this Plan. Shares of Common Stock issued pursuant to a Stock Option may be legended if deemed necessary by the Ineligible Directors to comply with applicable Federal or state securities laws.

                  (c) The Ineligible Directors shall not be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted hereunder.

SECTION 5.                 ELIGIBILITY.

                  Only Eligible Directors shall be eligible to participate in the Plan.

SECTION 6.                 ADJUSTMENT PROVISIONS.

                  (a) In the event of any change in the number of outstanding shares of Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of the reserved shares, the number and class of shares subject to each outstanding Stock Option and the Exercise Price of each outstanding Stock Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change, provided that any fractional share resulting from such adjustment may be eliminated. In the event of a dispute concerning such adjustment, the decision of the Ineligible Directors shall be conclusive. The number of reserved shares or the number of shares subject to any outstanding Stock Option shall be automatically reduced or increased by any fraction included therein which results from any adjustment made pursuant to this Section 6.

                           In the event of a dissolution or liquidation of the
Company; a sale of all or substantially all of the assets of the Company where it is contemplated that within a reasonable period of time thereafter the Company will either be liquidated or converted into a nonoperating company or an extraordinary dividend will be declared resulting in a partial liquidation of the Company (but in all cases only with respect to those directors whom it is anticipated will no longer be directors of the Company as a result of such sale of assets); a merger or consolidation (other than a merger effecting a reincorporation of the Company in another state or any other merger or a consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Company and their proportionate interest therein immediately prior to the merger or consolidation) in which the Company


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is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the transaction; provided that the Board may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the Board of such parent immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the transaction); or a transaction or series of related transactions in which another person or entity becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Company (provided that the Board may at any time prior to such transaction provide by resolution that the provision immediately preceding this parenthetical and following the immediately preceding semi-colon shall not apply if a majority of the Board of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the acquisition of such 50% or more total combined voting power) then the Company, at its option, shall either (i) cause every Stock Option then outstanding to terminate, but the holders of each such then outstanding Stock Option shall, in any event, have the right, immediately prior to such dissolution, liquidation, sale of assets, merger, consolidation, or transaction, to exercise such Stock Option, to the extent not theretofore exercised without regard to the determination as to the periods and installments of exercisability made pursuant to an Eligible Director's Agreement if (and only if) such Stock Options have not at that time expired or been terminated; (ii) if any surviving or acquiring corporation agrees to assume this Plan and the Stock Options hereunder in connection with such merger, consolidation, or other transaction, then the Stock Options shall remain outstanding without any acceleration of exercisability or other modification or amendment thereto, other than to substitute the shares of the surviving or acquiring corporation for the shares of Common Stock of the Company and equitable adjustments to the exercise price of the Stock Options; and (iii) substitute for the shares of Common Stock subject to the unexercised portions of such outstanding Stock Options an appropriate number of shares of each class of stock or other securities of the reorganized, merged or consolidated corporation which were distributed to the stockholders of the Company with respect to such shares (or, as appropriate, in the case of an acquisition of the Company by another corporation, substitute the shares of the surviving or acquiring corporation for the shares of Common Stock of the Company).

                  (b) Adjustments under Section 6(a) shall be made by the Ineligible Directors, and their determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustments.

SECTION 7.                 GENERAL PROVISIONS.

                  (a) Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any Eligible Director any right to continue to serve as a member of the Board or shall affect the right of the Company and its stockholders to terminate the services of any Eligible Director as a member of the Board at any time, with or without cause.

                  (b) No shares of Common Stock shall be issued or transferred upon the exercise of a Stock Option unless all applicable requirements imposed by federal and state securities laws, regulatory agencies, and stock exchanges upon which the Common Stock may be listed have been fully complied with. As a condition precedent to the issuance of shares pursuant to a Stock Grant or the exercise of any Stock Option, the Company may require the Eligible Director to meet such requirements.

                  (c) No Eligible Director and no beneficiary or other person claiming under or through such Eligible Director shall have any right, title or interest in any shares of Common Stock allocated or reserved under the Plan or subject to any Stock Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Eligible Director or beneficiary.

                  (d) No Stock Option or any other right under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any encumbrance, pledge or charge of any nature, other than by will or the laws of descent or distribution. Upon the death of the Eligible Director, if the beneficiary of any Stock Option is the executor or administrator of the estate of the Eligible Director, any right with respect to such Stock Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Stock Option. If no beneficiary is designated, the Eligible Director's legal representative shall be the beneficiary, and any rights with respect to such Stock Option may be transferred to the Director's legal representative. If the beneficiary is a person or entity other than the executor or administrator of the estate of the Eligible Director, any right with respect to such Stock Option may be transferred to the designated beneficiary.



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SECTION 8.                 AMENDMENT.

                  (a) Subject to stockholder approval where expressly required by law or regulation, the Board shall have the power to amend, suspend or terminate the Plan at any time. No amendment will, except to the extent permitted in Section 6, or unless approved by the stockholders of the Company if such approval is required by law or regulation:

                           (i) Change the class of persons eligible to receive Stock Options under the Plan,

                           (ii) Materially increase the benefits accruing to Eligible Directors under the Plan, or

                           (iii)    Increase the duration of the Plan.

                  (b) The Board may not, without the Eligible Director's written consent, modify the terms and conditions of a Stock Option previously granted under the Plan.

                  (c) No amendment, suspension or termination of the Plan shall, without the Eligible Director's written consent, alter, terminate or impair any right or obligation under any Stock Option previously granted under the Plan. No amendment shall be made to the Plan more than once in any 6 month period, other than to comport with changes in the Internal Revenue Code, ERISA or Rule 16b-3(c)(2)(ii), or the rules thereunder.

                  (d) Notwithstanding any provision to the contrary herein, Stock Options held by a Director shall expire as follows:

                           (i)      If an Eligible Director ceases, for any
reason other than such Eligible Director's death or disability (as defined in Section 22(e)(3) of the Code), to be a director of at least one of the corporations in the group of corporations consisting of the Company and its Affiliates, the portion, if any, of a Stock Option that remains unexercised, including that portion, if any, that is not yet exercisable, in the date of the Eligible Director's ceasing to be a director, shall terminate and cease to be exercisable as of such date.

                           (ii)     If an  Eligible Director ceases by reason
of a disability (as defined in Section 22(e)(3) of the Code) to be a director of at least one of the corporations in the group of corporations consisting of the Company and its Affiliates, such Eligible Director shall have the right for 90 days after the date of cessation of directorship of such group of corporations by reason of disability to exercise a Stock Option to the extent such Stock Option is exercisable on the date of his cessation of directorship, and thereafter the Stock Option shall terminate and cease to be exercisable.

                           (iii)    If an Eligible Director dies while a member
of the Board of the Company or an Affiliate, a Stock Option shall be exercisable by such Eligible Director's legal representatives, legatees, or distributees for 90 days following the date of such Eligible Director's death to the extent such Stock Option is exercisable on such Eligible Director's date of death, and thereafter the Stock Option shall terminate an cease to be exercisable.

SECTION 9.                 EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

                  The Plan shall become effective upon adoption by the Board. The Plan and all Stock Options granted under the Plan shall be void ab initio and without further force or effect unless prior to December 31, 1994 the holders of a majority of the shares entitled to vote on the Plan approve the Plan.

                  Unless previously terminated, the Plan shall terminate and no more Stock Options may be granted on the expiration of 10 years after adoption of the Plan by the Board. The Plan shall continue in effect with respect to Stock Options granted before termination of the Plan and until such Stock Options have been settled, terminated, or forfeited.




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                                    AMENDMENT
                                     TO THE
                              LOMAK PETROLEUM, INC.
                    1994 OUTSIDE DIRECTORS STOCK OPTION PLAN

                  RESOLVED, that the Lomak Petroleum, Inc. 1994 Outside Directors Stock Option plan be amended by deleting Section 1 and Section 3(a) thereof in their entirety and substituting the following therefore:

 "SECTION 1.      PURPOSE OF THE PLAN.

                  The purpose of this Lomak Petroleum, Inc. 1994 Stock Option Plan for Outside Directors (the "Plan") is to strengthen the ability of Lomak Petroleum, Inc. (the "Company") to attract and to retain the services of experienced and knowledgeable independent individuals as members of the Board of the Company, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to provide those individuals with an additional incentive to continue in their position, for the best interest of the Company and its stockholders. In furtherance of such purpose, Eligible Directors (as defined below) shall each receive 6,000 Stock Options on June 1, 1994 and thereafter 8,000 options per annum, subject to adjustment, for their service on the Board on each June 1 that they are serving as an Eligible Director commencing June 1, 1995."

         "(a) The Company shall automatically grant to each Eligible Director, in office on June 1, 1994, a Stock Option for 6,000 shares of Common Stock and to each Eligible Director in office on each subsequent June 1 thereafter a Stock Option for 8,000 shares of Common Stock. The maximum number of shares which may be issued under the Plan are 200,000 shares."





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